                                                                    Exhibit 23.7

[KPMG LETTERHEAD]

   111 North Orange Avenue, Suite 1600                    Telephone 407 423 3428
   P.O. Box 3031                                                Fax 407 648 8557
   Orlando, FL 32802







The Board of Directors
Centerstate Banks of Florida


We consent to the use of our opinion included herein regarding certain Federal tax consequences expected to result from the merger and to the reference to our firm under the heading "Federal Income Tax Consequences of the Merger".

                                  /s/ KPMG LLP

Orlando, Florida

March 15, 2000